EXHIBIT 10.3

REDEMPTION AGREEMENT
THIS REDEMPTION AGREEMENT (“Agreement”), is entered into as of July 24, 2014 (the “Effective Date”), by and between IMH Financial Corporation, a Delaware corporation (the “Company”) and Desert Stock Acquisition I, LLC, a Delaware limited liability company (the “Stockholder”).
WITNESSETH
WHEREAS, the Company, NWRA Ventures I, LLC, a Delaware limited liability company (“NWRA”), and other parties have entered into that certain Negotiated Payoff Agreement, dated as of April 3, 2014 (as amended, the “Payoff Agreement”) whereby, among other things the Company has agreed to redeem the following securities of the Company(the “Shares”) owned by the Stockholder, and which Shares represent all securities of the Company beneficially owned directly or indirectly by NWRA:

Class of Common Stock	Number of Shares
Class B-1 Common Stock, par value $0.01 per share	1,423
Class B-2 Common Stock, par value $0.01 per share	1,423
Class B-3 Common Stock, par value $0.01 per share	2,849
Class B-4 Common Stock, par value $0.01 per share	313,789

WHEREAS, Stockholder is a wholly owned subsidiary of NWRA, and in accordance with the Payoff Agreement desires to sell and convey the Shares to the Company, and the payment for such Shares be paid directly to NWRA.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.Redemption of Shares. Subject to the terms and conditions hereof, the Stockholder hereby agrees to sell, transfer and assign to the Company, and the Company hereby agrees to purchase and redeem (the “Redemption”) from the Stockholder the Shares in consideration for aggregate cash consideration of Two Million Five Hundred Sixty-Five Thousand One Hundred Forty-Nine Dollars ($2,565,149)(the “Redemption Price”).

2.Closing; Payment.
a.    The “Closing” of the Redemption shall occur on the date hereof in the manner contemplated by the Payoff Agreement; provided that payment by the Company for the Shares shall be made directly to NWRA notwithstanding that NWRA is not the record holder of the Shares. As a result of the Closing, the Stockholder shall no longer be deemed the owner of the Shares and ownership and title to the Shares shall be assigned and conveyed to the Company.
b.    At or promptly following Closing the parties shall deliver any documents and instruments reasonably necessary to effect the Redemption, including the delivery by the Stockholder of any stock power or other conveyance instrument reasonably necessary and appropriate, and the surrender of any certificates representing the Shares. At or prior to the Closing, the Company shall deposit, or shall cause to be deposited, by wire transfer of immediately available funds the Redemption Price, to the account set forth on Exhibit A attached to the Payoff Agreement.
3.Taxes. The Stockholder shall be responsible for and shall pay at such times as and when due any federal, state, local or foreign income or similar taxes required to be paid by the Stockholder, and all sales, use, and transfer taxes resulting from the delivery of the Shares to the Company. In addition, the Stockholder shall indemnify and hold the Company harmless from and against any claims, demands, actions, causes of action, loss, damage, cost, penalty or expense whatsoever, including reasonable legal fees, suffered or incurred by the Company solely by reason of the failure of the Stockholder to pay or discharge when due any such taxes described in the immediately preceding sentence.
4.Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as follows:
a.    The Shares represent all securities of the Company owned of record or beneficially, directly or indirectly, by NWRA.
b.    The Stockholder is the record and beneficial owner of the Shares, and has good and valid title to the Shares free and clear of all claims, charges, liens, contracts, interests, rights, options, security interests, mortgages, encumbrances and restrictions of every kind, except for such restrictions as may be imposed by applicable federal and state securities laws, rules and regulations.
c.    The Stockholder has the legal capacity of evaluating and has evaluated the merits and risks of the sale and redemption of the Shares contemplated hereby. The Stockholder has had the opportunity to review the terms and conditions of the Agreement with its professional advisors as it deemed necessary and appropriate. The Stockholder has had access to or the opportunity to review sufficient written information about the Company, including all reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, to allow it to make an informed decision prior to selling the Shares. Stockholder has given careful consideration to this Agreement and the transaction contemplated hereby, and has decided to sell the Shares to the Company based upon its review and investigation of the Company, this Agreement and such other documents and information it has sought.
d.    Neither the Company nor any other person has made, and Stockholder is not relying on, any oral or written representation, inducement, promise or agreement to the Stockholder in connection with the purchase and redemption of the Shares, other than as expressly set forth in this Agreement.
e.    The execution, delivery and performance by the Stockholder of this Agreement is within the power and authority of the Stockholder and has been duly authorized by all necessary action on the part of the Stockholder.
f.    This Agreement is the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws relating to the rights of creditors generally, or the application of general equitable principles.
5.Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as follows:
a.    The execution, delivery and performance by the Company of this Agreement is within the power and authority of the Company and has been duly authorized by all necessary action on the part of the Company.
b.    This Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws relating to the rights of creditors generally, or the application of general equitable principles.
c.    The Company’s capital is not “impaired” and the Redemption shall not cause the “impairment” of the capital of the Company as such terms are used in Section 160 of the Delaware General Corporation Law (the “DGCL”), and the Redemption shall not violate Section 160 of the DGCL and will otherwise be effected pursuant to the DGCL.
6.Entire Agreement and Amendment. This Agreement and the Payoff Agreement constitute the entire agreement among the parties with respect to the matters contained herein and supersede any and all oral discussions or prior agreements with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.
7.Survival. All representations, warranties, covenants, and agreements of the parties contained in this Agreement or in any instrument, certificate, or other writing provided for in it, shall survive the execution of this Agreement.

8.Severability. In the event any provision of this Agreement is held to be illegal, invalid, or unenforceable to any extent, the legality, validity, and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.
9.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which constitute one instrument that is binding upon each party, notwithstanding that all parties are not signatories to the same counterpart. Facsimile copies of this Agreement and copies delivered electronically or through PDF have the same effect as originals. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
10.Consent; Further Assurances. The parties hereby consent to and shall sign, execute, and deliver any other documents or instruments that another party may reasonably request to more fully effect and consummate the transactions contemplated hereby.
11.Miscellaneous. The provisions of this Agreement are binding upon and inure to the benefit of the parties, and their respective successors, and permitted assigns. No part of this Agreement may be assigned by either party without the prior written consent of the other party. This Agreement is governed by and construed according to the laws of the State of Delaware without regard for its conflict of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the Effective Date.

IMH FINANCIAL CORPORATION
a Delaware Corporation
/s/ Steven T. Darak
By:	Steven T. Darak
Its:	Chief Financial Officer

DESERT STOCK ACQUISITION I, LLC,
a Delaware limited liability company

By:	NWRA VENTURES I, LLC,
a Delaware limited liability company, its sole member

By:	NWRA Ventures Management I, LLC, its
managing member

/s/ Kenneth Partlow
By:	Kenneth Partlow
Its:	Authorized Signatory

ACKNOWLEDGMENT

The undersigned hereby acknowledges the terms of this Agreement, and agrees that when the Redemption is effected in accordance with the terms hereof, the Redemption shall satisfy Company’s obligations under the Payoff Agreement as it relates to the redemption of any Company common stock beneficially owned by the undersigned.

NWRA VENTURES I, LLC,
a Delaware limited liability company

By:	NWRA Ventures Management I, LLC, its
managing member

By:	/s/Kenneth Partlow
Name:	Kenneth Partlow
Title:	Authorized Signatory